Exhibit 99 - First Commonwealth Financial Corporation Press Release dated July 21, 2005

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth	John Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
DATE:	July 21, 2005	(724) 349-7220

FIRST COMMONWEALTH ANNOUNCES
HIGHER SECOND QUARTER NET INCOME

Year-To-Date Net Interest Margin Improves to 3.34 Percent;
Deposits Increase 11 Percent Since Year End
Loans Increase 5 Percent Since Year End

INDIANA, PA - First Commonwealth Financial Corporation (NYSE:FCF) today reported financial results for the second quarter ending June 30, 2005.

Second-Quarter Results

The Company reported second-quarter net income of $17.8 million, which translates into $0.26 per diluted share.  This compared with net income of $11.6 million, or $0.18 per diluted share, in last year's second quarter.  Second-quarter return on equity was 13.55% and return on assets was 1.15% compared with 9.76% and 0.82%, respectively, in the corresponding period last year.  Included in the 2005 second-quarter results are pretax gains of $3.1 million ($2.0 million after tax, or $0.03 per diluted share) on the previously announced sale of a branch office in State College and a $2.0 million gain ($1.3 million after tax, or $0.02 per diluted share) on the sale of the Company's merchant processing business.  Last year's second quarter included integration costs and certain employee separation expenses of $0.9 million related to First Commonwealth's acquisition of Pittsburgh Financial Corporation, which was completed in December 2003.  Also contributing to the second-quarter net income improvement were an increase in average earning assets and a higher net interest margin.  The increase in average earning assets was due primarily to the inclusion of the balances from the Company's GA Financial, Inc. acquisition in May 2004.

The branch sale was part of First Commonwealth's continuing branch optimization initiative and strategic plan to increase penetration in the higher growth Pittsburgh regional markets.  The Company opened two de novo branch offices in Washington County, one of the Pittsburgh region's fastest growing counties, late in the first quarter and expects the construction of a total of nine new branch offices in 2005 from the four built in 2004.  These include relocations and de novo offices.  First Commonwealth will open a new branch office in July at Pittsburgh Mills, western Pennsylvania's newest and largest commercial retail real estate development project.

Year-to-Date Results

Net income for the six months ended June 30, 2005 increased 32.8% to $33.1 million, or $0.47 per diluted share, compared with $24.9 million, or $0.39 per diluted share, in the corresponding period last year.  Included in the 2005 first-half results are the previously mentioned gains on the sale of a branch office and the merchant processing business.  Last year's first half included merger and integration charges totaling $2.2 million ($1.4 million after tax, or $0.02 per diluted share).  Return on equity was 12.51% and return on assets was 1.07% for the first half of 2005 compared with 10.90% and 0.92%, respectively, for the first half of 2004.

Net Interest Income

Second-quarter 2005 net interest income increased 13.5% to $43.6 million from $38.4 million in last year's second quarter due primarily to an increase in earning assets.  Net interest income for the quarter, on a fully tax-equivalent basis, as a percentage of average earning assets ("net interest margin") was 3.28%, representing a 13 basis points increase from the 3.15% reported in last year's second quarter.

Net interest income for the first half of 2005 increased 17.7% to $88.6 million from $75.2 million in the first half of last year driven by a $661.0 million, or 13%, increase in average earning assets.  Net interest margin was 3.34% for the first half of 2005 compared with 3.21% in last year's first half as earning asset yields increased faster than funding costs.  First half 2005 yield on earning assets (on a fully tax-equivalent basis) increased 34 basis points to 5.61%, while the cost of funds increased 18 basis points to 2.52%.  The first half of 2005 cost of funds was favorably affected by lower interest rates on the Company's repositioned borrowings with the Federal Home Loan Bank (FHLB).  The Company prepaid outstanding FHLB borrowings during the third quarter of 2004.

Loans and deposits continued to grow at a robust pace during the first half of 2005 with increases of 5% and 11%, respectively, (on an annualized basis) since December 31, 2004.

Other Income

Total other income for the 2005 second quarter increased 54.5% to $17.1 million from $11.1 million in last year's second quarter due primarily to the previously mentioned gains from the sale of a branch office and sale of the merchant processing business.  No securities gains were recorded in the 2005 second quarter compared to security gains of $0.1 million reported in the corresponding period last year.  The gains were due primarily to the sale of equity securities.  Also contributing to the second quarter other income improvement were increases in deposit service charges and card related interchange income of $0.2 million and $0.3 million, respectively.

Total other income for the first half of 2005 increased 15.8% to $28.6 million from $24.7 million in the corresponding period last year due primarily to the previously mentioned asset sale gains, which were partially offset by lower net security gains.  Net security gains for the first half of 2005 declined $3.5 million to $0.5 million from $4.0 million in the first half of 2004.  The gains were due primarily to the sale of equity securities.   The 2005 first half improvement in other

income was also driven by increases in deposit service charges and card related interchange income of $0.6 million and $0.8 million, respectively.

Other Expenses

Second-quarter 2005 other expenses increased 4.6% to $35.1 million from $33.5 million in last year's second quarter.  The increase was due primarily to the inclusion of GA Financial, Inc. results (acquired in May 2004), which increased salaries and employee benefit costs and occupancy expense.

Other expenses for the 2005 first half increased 8.0% to $70.5 million from $65.3 million in the first half of last year.  Salaries and employee benefit costs and occupancy expense contributed most significantly to the 2005 first half other expense increase.  Last year's first half results included $2.2 million of merger and integration expenses.

Credit Quality and Provision for Credit Losses

Total nonperforming loans (including loans past due 90 days but still accruing) increased by $2.0 million as of June 30, 2005 compared to June 30, 2004 levels.  Loans past due 90 days but still accruing increased $4.2 million, but were partially offset by decreases in nonaccrual loans of $2.1 million.  Nonperforming loans as a percentage of total loans were 0.74% at June 30, 2005 compared with 0.71% at June 30, 2004.  Management continues to believe that the allowance for credit losses is adequate at the present time.

Second-quarter 2005 provision for credit losses increased $0.5 million to $3.0 million from $2.5 million in last year's second quarter.  Net charge offs for the quarter remained relatively stable, increasing just $39 thousand from last year's second-quarter total.

Provision for credit losses for the first half of 2005 increased $0.1 million to $4.7 million from $4.6 million in last year's first half, while net charge offs increased by $79 thousand over the corresponding period last year.  As a percentage of average loans (annualized), net charge offs improved to 0.25% for the 2005 first half compared with 0.29% for the same period last year.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.2 billion bank holding company headquartered in Indiana, Pennsylvania.  It operates in 16 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank.  Financial services and insurance products are also provided through First Commonwealth Insurance Agency, First Commonwealth Trust Company, and First Commonwealth Financial Advisors, Inc.  The company also operates First Commonwealth Systems Corporation, a data processing subsidiary, First Commonwealth Professional Resources Inc., a support services subsidiary, FraMal Holdings Corporation, an investment services company, and jointly owns Commonwealth Trust Credit Life Insurance Company, a credit life reinsurance company.

Forward-Looking Statements

This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties.  Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intended," and "potential."  Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to-: the timing and magnitude of changes in interest rates; changes in accounting principles, policies or guidelines; changes in regional, nations and global economic conditions; changes in regulatory requirements, and significant changes in the securities markets.  Consequently, all forward-looking statements made in this press release are qualified by these cautionary statements, and the cautionary language in First Commonwealth's most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission.

**MORE**

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter Ended		For the 6 Months
	June 30,		Ended June 30,
	2005	2004	2005	2004
Interest income	$77,540	$65,498	$153,177	$127,470
Interest expense	33,900	27,063	64,605	52,228

Net interest income	43,640	38,435	88,572	75,242
Provision for credit losses	3,000	2,520	4,744	4,620

Net interest income after provision for credit losses	40,640	35,915	83,828	70,622

Net securities gains	0	145	485	3,995
Trust income	1,456	1,442	2,781	2,710
Service charges on deposits	4,009	3,760	7,549	6,960
Gain on sale of branch	3,090	0	3,090	0
Gain on sale of merchant services business	1,991	0	1,991	0
Insurance commissions	903	865	1,743	1,669
Income from bank owned life insurance	1,355	1,251	2,676	2,514
Merchant discount income	882	907	1,721	1,735
Card related interchange income	1,216	890	2,303	1,510
Other income	2,247	1,837	4,250	3,587

Total other income	17,149	11,097	28,589	24,680

Salaries and employee benefits	17,864	17,141	36,162	33,844
Net occupancy expense	2,715	2,165	5,707	4,354
Furniture and equipment expense	2,759	2,705	5,629	5,226
Data processing expense	981	913	1,920	1,726
Pennsylvania shares tax expense	1,237	1,140	2,503	2,274
Intangible amortization	566	238	1,131	312
Merger and integration charges	0	873	0	2,164
Other operating expense	8,950	8,369	17,413	15,361

Total other expenses	35,072	33,544	70,465	65,261

Income before income taxes	22,717	13,468	41,952	30,041
Applicable income taxes	4,879	1,908	8,895	5,158

Net income	$17,838	$11,560	$33,057	$24,883

Average shares outstanding	69,129,387	64,455,920	69,237,454	62,614,372
Average shares outstanding assuming dilution	69,693,693	64,947,209	69,858,133	63,118,440

Per Share Data:
Basic earnings per share	$0.26	$0.18	$0.48	$0.40
Diluted earnings per share	$0.26	$0.18	$0.47	$0.39
Cash dividends per share	$0.165	$0.160	$0.330	$0.320

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	June 30,	December 31,
	2005	2004

Assets
Cash and due from banks on demand	$82,872	$79,591
Interest-bearing bank deposits	1,188	2,403
Securities available for sale, at market	2,041,415	2,162,313
Securities held to maturity, at amortized cost
(Market value $91,141 in 2005 and $81,886 in 2004)	87,837	78,164

Loans:
Portfolio loans	3,597,521	3,512,774
Loans held for sale	3,956	2,311
Unearned income	(163)	(252)
Allowance for credit losses	(41,404)	(41,063)

Net loans	3,559,910	3,473,770

Premises and equipment	60,864	56,965
Other real estate owned	1,226	1,814
Goodwill	122,702	123,607
Amortizing intangibles, net	16,382	17,513
Other assets	207,353	202,338

Total assets	$6,181,749	$6,198,478

Liabilities
Deposits (all domestic):
Noninterest-bearing	$502,107	$480,843
Interest-bearing	3,549,867	3,363,632

Total deposits	4,051,974	3,844,475

Short-term borrowings	694,830	946,474
Other liabilities	35,709	35,977

Subordinated debentures	108,250	108,250
Other long-term debt	761,853	731,324

Total long-term debt	870,103	839,574

Total liabilities	5,652,616	5,666,500

Shareholders' Equity
Common stock $1 par value per share	71,978	71,978
Additional paid-in capital	174,571	175,453
Retained earnings	317,342	307,363
Accumulated other comprehensive income	1,808	10,002
Treasury stock	(25,623)	(26,643)
Unearned ESOP shares	(10,943)	(6,175)

Total shareholders' equity	529,133	531,978

Total liabilities and shareholders' equity	$6,181,749	$6,198,478

Shares issued	71,978,568	71,978,568
Shares outstanding	69,949,652	69,868,908
Treasury shares	2,028,916	2,109,660
Book value per share	$7.56	$7.61
Market value per share	$13.70	$15.39

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Quarter To Date Average Balance Sheets and
Net Interest Analysis At June 30,
		2005			2004

	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)

Assets
Interest-earning assets:
Time deposits with banks	$746	$7	3.46%	$4,186	$7	0.65%
Tax free investment securities	277,395	3,129	6.96%	236,987	2,728	7.12%
Taxable investment securities	1,873,475	19,586	4.19%	1,926,412	18,682	3.90%
Federal funds sold	15,768	120	3.04%	799	1	0.90%
Loans, net of unearned income (b)(c)	3,593,934	54,698	6.30%	3,123,093	44,080	5.87%

Total interest-earning assets	5,761,318	77,540	5.64%	5,291,477	65,498	5.21%

Noninterest-earning assets:
Cash	81,091			72,689
Allowance for credit losses	(41,419)			(40,158)
Other assets	433,934			343,857

Total noninterest-earning assets	473,606			376,388

Total Assets	$6,234,924			$5,667,865

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$560,321	$1,150	0.82%	$528,701	$422	0.32%
Savings deposits (d)	1,341,923	4,892	1.46%	1,091,098	2,606	0.96%
Time deposits	1,607,808	13,037	3.25%	1,469,796	10,923	2.99%
Short-term borrowings	821,458	5,867	2.86%	680,148	1,890	1.12%
Long-term debt	859,624	8,954	4.18%	917,027	11,222	4.92%

Total interest-bearing liabilities	5,191,134	33,900	2.62%	4,686,770	27,063	2.32%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	487,724			447,765
Other liabilities	27,856			56,787
Shareholders' equity	528,210			476,543

Total noninterest-bearing funding sources	1,043,790			981,095

Total Liabilities and Shareholders' Equity	$6,234,924			$5,667,865

Net Interest Income and Net Yield on Interest-Earning Assets		$43,640	3.28%		$38,435	3.15%

(a) Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b) Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c) Loan income includes net loan fees.
(d) Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Year To Date Average Balance Sheets and
Net Interest Analysis At June 30,
		2005			2004

	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)

Assets
Interest-earning assets:
Time deposits with banks	$854	$14	3.25%	$4,530	$15	0.68%
Tax free investment securities	274,188	6,182	7.00%	233,591	5,373	7.12%
Taxable investment securities	1,898,552	39,568	4.20%	1,867,073	36,615	3.94%
Federal funds sold	8,255	124	3.02%	536	2	0.90%
Loans, net of unearned income (b)(c)	3,568,436	107,289	6.25%	2,983,534	85,465	5.96%

Total interest-earning assets	5,750,285	153,177	5.61%	5,089,264	127,470	5.27%

Noninterest-earning assets:
Cash	80,050			69,614
Allowance for credit losses	(41,720)			(39,026)
Other assets	428,366			300,340

Total noninterest-earning assets	466,696			330,928

Total Assets	$6,216,981			$5,420,192

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$561,231	$2,099	0.75%	$515,461	$821	0.32%
Savings deposits (d)	1,301,972	8,538	1.32%	1,010,482	4,701	0.94%
Time deposits	1,594,207	24,944	3.16%	1,456,102	21,939	3.03%
Short-term borrowings	868,478	11,425	2.65%	656,971	3,625	1.11%
Long-term debt	849,060	17,599	4.18%	853,971	21,142	4.98%

Total interest-bearing liabilities	5,174,948	64,605	2.52%	4,492,987	52,228	2.34%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	483,214			426,919
Other liabilities	26,017			41,004
Shareholders' equity	532,802			459,282

Total noninterest-bearing funding sources	1,042,033			927,205

Total Liabilities and Shareholders' Equity	$6,216,981			$5,420,192

Net Interest Income and Net Yield on Interest-Earning Assets		$88,572	3.34%		$75,242	3.21%

(a) Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b) Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c) Loan income includes net loan fees.
(d) Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Asset Quality Data At June 30,
	2005	2004

Loans on nonaccrual basis	$11,149	$13,285
Past due loans	15,258	11,085
Renegotiated loans	179	189

Total nonperforming loans	$26,586	$24,559
Loans outstanding at end of period	$3,601,314	$3,468,152
Average loans outstanding(year-to-date)	$3,568,436	$2,983,534
Allowance for credit losses	$41,404	$42,664
Nonperforming loans as percent of total loans	0.74%	0.71%
Net charge-offs(year-to-date)	$4,403	$4,324
Net charge-offs as percent of average loans (annualized)	0.25%	0.29%
Allowance for credit losses as percent of average loans
outstanding	1.16%	1.43%
Allowance for credit losses as percent of nonperforming
loans	155.74%	173.72%
Other real estate owned	$1,226	$2,421

Profitability Ratios
	For the Quarter Ended		For 6 Months
	June 30,		Ended June 30,
	2005	2004	2005	2004

Return on average assets	1.15%	0.82%	1.07%	0.92%
Return on average equity	13.55%	9.76%	12.51%	10.90%
Efficiency ratio (FTE) (a)	54.64%	63.87%	56.90%	61.66%
Fully tax equivalent adjustment	$3,404	$2,988	$6,671	$5,912

(a) Efficiency ratio is "total other expenses" as a percentage of total revenue.
Total revenue consists of "net interest income, on a fully tax-equivalent basis," plus "total other income."